Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

ICF Appoints ABM Industries CEO Scott Salmirs to Board of Directors

Fortune 500 Executive Brings Experience in Leading a Large Diversified Services Business

FAIRFAX, Va., May 27, 2021 – ICF (NASDAQ: ICFI), a global consulting and digital services provider, has appointed Scott Salmirs, president and chief executive officer of ABM Industries Inc., to its board of directors.

A recognized industry leader, Salmirs brings extensive experience in initiating and maintaining business growth through transformative strategies and operations. Under his leadership, ABM has become one of the world’s largest facility services and solutions providers listed on the New York Stock Exchange. With operations across the U.S. and the U.K., the Fortune 500 Company’s mission of enabling healthy, safe and efficient spaces has been made ever more critical by the COVID-19 pandemic.

“Scott is a great fit for us,” said John Wasson, ICF president, chief executive officer and chairman of the board. “He brings deep proficiency in leading a large, diversified services business across high-profile industries that ICF is very familiar with, including technology, health, education, aviation and energy. We look forward to gaining Scott’s insight on a broad range of issues as we continue on our growth path.”

“I am impressed by ICF’s strategically diversified portfolio and leading capabilities in critical areas such as IT modernization, public health, climate, resilience, energy and more,” said Salmirs. “ICF is in a unique position to provide its clients with both advisory and program implementation services around these front-burner issues. It’s an exciting time to join the board of directors.”

Prior to joining ABM in 2003, Salmirs held leadership positions at Goldman Sachs, Lehman Brothers and CBRE.

Salmirs currently serves on the business advisory council for the State University of New York College at Oneonta and is a recipient of the Beta Gamma Sigma’s Business Achievement Award. Highly active in community service, he is a founding board member of Donate Eight, a group focused on increasing the number of organ donors in New York State. He also sits on the board of the Outreach Project, an organization dedicated to helping adolescents rehabilitate from substance abuse. Salmirs is also the recipient of the United Hospital Fund’s Distinguished Community Award.

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About ICF

ICF is a global consulting services company with over 7,000 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

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